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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Compass Minerals International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 COMPASS MINERALS INTERNATIONAL, INC.
9900 West 109th Street, Suite 600
Overland Park, Kansas 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2009

To Our Stockholders:

        We cordially invite you to attend the 2009 annual meeting of stockholders of Compass Minerals International, Inc. The meeting will take place at the Doubletree Hotel Overland Park-Corporate Woods, 10100 College Blvd., Overland Park, Kansas 66210 on Wednesday, May 6, 2009, at 9:00 a.m. We look forward to your attendance either in person or by proxy.

        The purpose of the meeting is to:

  1.
  Elect three directors, each for a term of three years;

  2.
  Ratify the appointment of Ernst & Young LLP as Compass Minerals' independent auditors for fiscal year 2009; and

  3.
  Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

        Only stockholders of record at the close of business on March 20, 2009 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Vice President, Chief Financial Officer, Secretary and Treasurer

March 30, 2009

Please complete, date, sign and return the accompanying proxy card. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.
Your vote is very important. Please vote regardless of whether or not you plan to attend the meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 6, 2009. The Company's Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2008 is also available at http://www.proxydocs.com/cmp.

 COMPASS MINERALS INTERNATIONAL, INC.
9900 West 109th Street, Suite 600
Overland Park, Kansas 66210

2009 PROXY STATEMENT

        Compass Minerals International, Inc. ("Compass Minerals" or the "Company") is the leading salt producer in North America and the United Kingdom ("U.K."). In addition, Compass Minerals is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent. The Company operates ten production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario and the largest salt mine in the U.K. The Company produces products for highway and consumer deicing, dust control, water conditioning, food preparation, agriculture and other consumer and industrial applications. The Company also provides records management services to businesses throughout the U.K.

        The Board of Directors of Compass Minerals (the "Board of Directors" or "Board") is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2009 annual meeting of stockholders. The meeting will take place at the Doubletree Hotel Overland Park-Corporate Woods, 10100 College Blvd., Overland Park, Kansas 66210 on Wednesday, May 6, 2009, at 9:00 a.m. At the meeting, stockholders will vote on the election of three directors and the ratification of the appointment of Ernst & Young LLP as Compass Minerals' independent auditors for fiscal year 2009, and will transact any other business that may properly come before the meeting, although we know of no other business to be presented.

        By submitting your proxy (by signing and returning the enclosed proxy card), you authorize Rodney L. Underdown, an officer of Compass Minerals, Angelo C. Brisimitzakis, an officer and director of Compass Minerals, and Timothy R. Snider, a director of Compass Minerals, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

        Compass Minerals' annual report to stockholders for the year ended December 31, 2008 (including Compass Minerals' audited annual financial statements) is provided with this proxy statement. The annual report does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

        We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 30, 2009. You may also obtain a copy of these proxy materials and our annual report to stockholders at http://www.proxydocs.com/cmp.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        At the annual meeting, the stockholders will be asked to:

  1.
  Elect three directors, each for a term of three years; and

  2.
  Ratify the appointment of Ernst & Young LLP as Compass Minerals' independent auditors for fiscal year 2009.

        Stockholders will also transact any other business that may properly come before the meeting. Members of Compass Minerals' management team and a representative of Ernst & Young LLP, Compass Minerals' independent auditors for 2008, have been invited to be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

        The record date for the meeting was March 20, 2009. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 32,573,572 shares of Compass Minerals common stock outstanding.

Am I entitled to vote if my shares are held in "street name?"

        If your shares are held by a bank or brokerage firm, you are considered the "beneficial owner" of shares held in "street name." If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to "discretionary" items but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of a non-discretionary item, your shares will be considered "broker non-votes" on that proposal.

        As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Who may attend the annual meeting?

        All Compass Minerals stockholders as of the record date, March 20, 2009, may attend the annual meeting.

What if a quorum is not present at the meeting?

        If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given.

What does it mean if I receive more than one proxy card?

        It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares by completing and returning each proxy card you receive.

How do I vote?

        If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

        If your shares are held in street name, you may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in one of these programs, you may vote those shares electronically by telephone or on the Internet by following the instructions on the voting form provided to you.

        If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting must obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

        Yes, you may revoke your proxy and change your vote:

  •
  by signing another proxy form with a later date; or

  •
  if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Compass Minerals prior to or at the meeting or by voting in person at the meeting.

        Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

        Compass Minerals' transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

        Your Board recommends that you vote:

  •
  FOR the election of the three nominees to the Board of Directors; and

  •
  FOR the ratification of Ernst & Young LLP as Compass Minerals' independent auditors.

What if I do not specify how my shares are to be voted?

        If you submit a proxy, but do not indicate any voting instructions, your shares will be voted:

  •
  FOR the election of the three nominees to the Board of Directors; and

  •
  FOR the ratification of Ernst & Young LLP as Compass Minerals' independent auditors.

Will any other business be conducted at the meeting?

        We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

        The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you mark "Withhold Authority" with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

        If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to ratify the appointment of Compass Minerals' independent auditors?

        The ratification of the appointment of Ernst & Young LLP as Compass Minerals' independent auditors requires the affirmative vote of a majority of the shares entitled to vote, whether present at the meeting in person or by proxy.

How will abstentions be treated?

        Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

        Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of any proposal.

Where can I find the voting results of the annual meeting?

        We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, which we intend to file with the Securities and Exchange Commission ("SEC") by August 9, 2009.

 PROPOSAL 1—ELECTION OF DIRECTORS

Current Nominees

        The Board of Directors currently consists of seven directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class III directors will expire at the upcoming annual meeting. The Board of Directors has nominated David J. D'Antoni, Perry W. Premdas and Allan R. Rothwell for election as Class III directors for three-year terms expiring at the annual meeting of stockholders to be held in 2012 and until their successors are elected and qualified. David J. D'Antoni, Perry W. Premdas and Allan R. Rothwell currently serve as Class III directors.

        Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

        The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
ELECTION OF EACH OF THE THREE NOMINEES.

        The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of Compass Minerals and directorships held in other public companies during the past five years.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2012 ANNUAL MEETING

Director	Age	Principal Occupation and Directorships
Mr. David J. D'Antoni	64	David J. D'Antoni has been a director since November 2004. In September 2004, Mr. D'Antoni retired from Ashland, Inc. where he served as Senior Vice President and Group Operating Officer of APAC and Valvoline since March 2000. He also served as President of APAC from July 2003 until January 2004. Mr. D'Antoni is a director of State Auto Financial Corporation and OMNOVA Solutions, Inc.
Mr. Perry W. Premdas	56

Perry W. Premdas has been a director since December 2004. Mr. Premdas was the Chief Financial Officer of Celanese AG and a member of its board of management from 1999 to 2004. From 1997 to 1998, Mr. Premdas served as a Senior Executive Vice President and Chief Financial Officer of Centeon LLC, a joint venture of Hoechst AG and Rhone Poulenc SA. Mr. Premdas is a director of Balchem Corporation, Ferro Corporation and Fresenius Kabi Pharmaceuticals Holding, Inc.

Mr. Allan R. Rothwell	61

Allan R. Rothwell has been a director since March 2006. In April of 2006, Mr. Rothwell retired from Eastman Chemical Company where he served as Executive Vice President and President of its Voridian Division. Mr. Rothwell joined Eastman Chemical in 1969 and held various positions including President, Chemicals Group, Chief Financial Officer and Vice President, Strategy and Mergers and Acquisitions.

Continuing Directors

        The terms of Compass Minerals' two Class I and two Class II directors expire at the annual meeting of stockholders in 2010 and 2011, respectively. The following tables set forth, with respect to Class I and Class II directors, their names, ages, principal occupations and directorships during the past five years, the year in which they first became directors of Compass Minerals, and directorships in other public companies.

CLASS I DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING

Director	Age	Principal Occupation and Directorships
Dr. Angelo C. Brisimitzakis	50	Angelo C. Brisimitzakis has been a director since May 2006, when he was appointed to the Board of Directors and retained as President and CEO of the Company. Dr. Brisimitzakis was employed from 1998 until 2005 at Great Lakes Chemical Corporation last serving as Executive Vice President and General Manager of the flame retardants and performance products division. Dr. Brisimitzakis joined Great Lakes Chemical Corporation after fifteen years of service with General Electric Company.
Mr. Timothy R. Snider	58

Timothy R. Snider has been a director since March 2006. He retired as the President and Chief Operating Officer of Freeport-McMoran Copper and Gold, Inc. in April 2008. Prior to this position, he was President and Chief Operating Officer of Phelps Dodge Corporation until its merger with Freeport-McMoran. Mr. Snider joined Phelps Dodge Corporation in 1970 in its copper division.

CLASS II DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2011 ANNUAL MEETING

Director	Age	Principal Occupation and Directorships
Mr. Bradley J. Bell	56	Bradley J. Bell has been a director since December 2003. Mr. Bell has been Executive Vice President and Chief Financial Officer of Nalco Holding Company since November 2003. From 1997 to 2003, Mr. Bell served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company. Mr. Bell is also a director of IDEX Corporation.
Mr. Richard S. Grant	62

Richard S. Grant has been a director since April 2004. From January 1998 through December 2002, Mr. Grant served as Chief Executive Officer of BOC Process Gas Solutions, a global business providing utilities and services primarily to the chemical, petrochemical and metals industries. Concurrently he served as a director of the BOC Group plc and Chairman of CNC sa, a Mexican joint venture. Mr. Grant is also a director of BlueLinx Holdings, Inc. From December 2006 to August 2007, he was a director of Distributed Energy Systems Corporation.

 INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

        As required by the rules of the New York Stock Exchange (the "NYSE"), the Board of Directors evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence of one or more directors (e.g., in connection with a change in employment status.)

        Under NYSE rules, a director is independent if the Board of Directors determines that he currently has no direct or indirect material relationship with the Company, and for the last three years:

  •
  the director has not been an employee of the Company, and no member of the director's immediate family has served as an executive officer of the Company;

  •
  neither the director nor any member of the director's immediate family has received more than $120,000 per twelve-month period in direct compensation from the Company (excluding director or committee fees, pensions or deferred compensation for prior service);

  •
  the director has not been affiliated with or employed by, and no member of the director's immediate family has been affiliated with or employed in a professional capacity by, the Company's present or former internal or external auditors;

  •
  neither the director nor any member of the director's immediate family has been employed as an executive officer by any company whose compensation committee includes an executive officer of the Company; and

  •
  the director has not been employed by, and no member of the director's immediate family has been an executive officer of any company that makes payments to or receives payments from the Company for property or services in amounts exceeding the greater of $1 million or 2% of such company's consolidated gross revenues for any fiscal year.

        In making this determination, the Board of Directors broadly considers all relevant facts and circumstances, including:

  •
  the nature of any relationships with the Company, including personal and business relationships as well as any relationships with the director's employer or any company on whose board the director serves;

  •
  the significance of the relationship to the Company, the other organization and the individual director;

  •
  whether or not the relationship is solely a business relationship in the ordinary course of the Company's and the other organization's businesses and does not afford the director any special benefits; and

  •
  any commercial, banking, consulting, legal, accounting, charitable and familial relationships.

        After considering the standards for independence adopted by the NYSE and the various other factors described above, the Board of Directors has determined that, in its judgment, Bradley J. Bell, David J. D'Antoni, Richard S. Grant, Perry W. Premdas, Allan R. Rothwell and Timothy R. Snider are independent. In making these determinations, the Board of Directors has considered all relevant facts and circumstances. The Board of Directors has also determined that, in its judgment, there are no other relationships, whether industrial, banking, consulting, legal, accounting, charitable or familial, which would impair the independence of any of these directors or nominees. Under NYSE rules, Dr. Brisimitzakis cannot be deemed independent due to his current position as a Company employee.

        None of the directors, other than Dr. Brisimitzakis, receive any compensation from the Company other than customary director fees, lead independent director fees and fees for chairing Board committees.

Meetings

        The Board of Directors held five meetings and took action by unanimous consent four times during 2008. All of the directors of the Company attended at least three-quarters of the meetings held by the Board of Directors and the applicable committees during their tenure in 2008.

        Executive sessions of non-employee directors are held as part of each regularly scheduled meeting of the Board of Directors. Any non-employee director can request that an additional executive session be scheduled. During 2008, the Board of Directors elected Richard S. Grant to serve as Lead Independent Director. The Lead Independent Director is charged with chairing the executive sessions of non-employee directors, and oversight of evaluations of the Board, Board committees, individual directors and CEO performance. The Lead Independent Director also acts as a liaison between the non-employee directors and the Company's management and assists the Company's Chief Executive Officer in establishing agendas for Board meetings and prioritizing Board activities and other matters pertinent to the Company and the Board of Directors. The Company has not named a Chairman of the Board.

Policies

        The Board of Directors has a policy limiting the number of public company boards on which a director may serve. Directors are limited to six board positions, with the Chief Executive Officer of the Company limited to three board positions (in both cases the total number includes the Board of Directors of the Company). In 2008, the Board of Directors reviewed its performance and the performance of individual directors.

Committees

        Committees of the Board of Directors include an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee, and an Environmental, Health and Safety Committee. Committee memberships as of the date of this proxy are as follows:

Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Environmental, Health and Safety Committee
Perry W. Premdas Chair	Timothy R. Snider Chair	Richard S. Grant Chair	Allan R. Rothwell Chair
Bradley J. Bell	David J. D'Antoni	David J. D'Antoni	Angelo C. Brisimitzakis
Richard S. Grant	Perry W. Premdas	Allan R. Rothwell	David J. D'Antoni
	Allan R. Rothwell		Timothy R. Snider

        Audit Committee.  The Audit Committee has been established in accordance with Section  3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee held eight meetings in 2008. The Audit Committee is governed by the Audit Committee Charter, which is available on the Company's website (www.compassminerals.com). The Company will furnish a copy of the charter without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. The functions of the Audit Committee are described in the Audit Committee Charter and include:

  •
  overseeing the work of the Company's internal accounting and auditing processes and discussing with management the Company's processes to manage business and financial risk, and to ensure compliance with significant applicable legal, ethical and regulatory requirements;

  •
  responsibility for the appointment, compensation, retention and oversight of the independent registered public accountants engaged to prepare or issue audit reports on the financial statements of the Company;

  •
  responsibility for overseeing the independent registered public accountants' qualifications and independence; and

  •
  at least annually, evaluating the performance of the Committee and its members, including review of the Committee's compliance with its charter.

        The Audit Committee relies on the expertise and knowledge of management, the Company's internal auditors, and the independent registered public accountants in carrying out its oversight responsibilities.

        The Company has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees. Depending upon the type of violation, violations are required to be reported to a supervisor, the next level of management, a human resources representative, Company legal counsel or the Chief Compliance Officer. Violations may also be reported to the Company's anonymous Compliance Hotline. If the Chief Compliance Officer determines that a director, officer or employee of the Company has violated the Code of Business Conduct and Ethics, he must report the violation to the Chief Executive Officer and the Company's the Audit Committee. The Code of Business Conduct and Ethics is available on the Company's website (www.compassminerals.com). The Company will furnish a copy of the Code of Business Conduct and Ethics without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary.

        The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee meets the independence requirements for Audit Committee members as established by the NYSE. The Board of Directors has determined that Bradley J. Bell and Perry W. Premdas are each an "audit committee financial expert," as defined by applicable rules of the SEC. A report of the Audit Committee is set forth on pages 13-14 of this proxy statement.

        Mr. Premdas serves on the audit committees of other corporate boards of directors. Mr. Premdas serves as the Chairman of the Audit Committee for the Company. He also serves as the chairman of the audit committee of Balchem Corporation, and is a member of the audit committees of Ferro Corporation and Fresenius Kabi Pharmaceuticals Holding, Inc., all publicly traded companies. Pursuant to the terms of the Audit Committee Charter and the regulations of the NYSE, by action dated November 26, 2008, the Board of Directors determined that Mr. Premdas' simultaneous service on multiple audit committees would not impair his ability to effectively serve on and act as Chairman of the Audit Committee.

        Compensation Committee.    The Compensation Committee held six meetings in 2008. The Compensation Committee is governed by the Compensation Committee Charter which is available on the Compass Minerals website (www.compassminerals.com). The Company will furnish a copy of the charter without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. The Compensation Committee is charged with, among other things:

  •
  at least annually, reviewing the compensation philosophy of the Company;

  •
  at least annually, reviewing and approving corporate goals and objectives relating to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and determining and approving the compensation of the CEO based on such evaluation;

  •
  at least annually, reviewing the succession and development plans for the CEO and all executive officers;

  •
  at least annually, reviewing and approving all compensation, including perquisites, for all other executive officers of the Company with a base salary equal to or greater than $150,000;

  •
  making recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans, equity-based plans, retirement plans, and reviewing and approving all officers' employment agreements and severance arrangements;

  •
  from time to time, reviewing the compensation of the Board as compared to other similarly sized or industry-related companies;

  •
  at least annually, reviewing and evaluating its charter, and its own performance including its compliance with its charter and reporting to the Board of Directors; and

  •
  reviewing and discussing with management the Company's Compensation Discussion & Analysis ("CD&A") and, based on those discussions, determining whether to recommend to the Board that the CD&A be included in the Company's proxy statement.

        The Board of Directors has affirmatively determined that, in its judgment, each member of the Compensation Committee meets the definition of an independent director as established by the NYSE. A report of the Compensation Committee is set forth on page 29 of this proxy statement.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee is governed by the Nominating/Corporate Governance Committee Charter, which is available on the Company's website (www.compassminerals.com). The Company will furnish a copy of the charter without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. The Nominating/Corporate Governance Committee held four meetings and took action by unanimous consent twice during 2008. The functions of the Nominating/Corporate Governance Committee are described in the Nominating/Corporate Governance Committee Charter and include:

  •
  identifying qualified candidates to become Board members;

  •
  recommending nominees for election as directors at the next annual meeting of stockholders (or a special meeting of stockholders at which directors are to be elected);

  •
  recommending minimum qualifications for directors;

  •
  selecting candidates to fill vacancies on the Board;

  •
  developing policies and procedures for submissions by stockholders of director candidates and consideration of those candidates by the Board;

  •
  developing and recommending to the Board of a set of corporate governance guidelines and principles applicable to the Company;

  •
  reviewing director independence and related party transactions and reporting any material transactions to the Audit Committee and Board of Directors as appropriate; and

  •
  at least annually, evaluating the performance of the Committee and reviewing all Company committee charters.

        The Board of Directors has affirmatively determined that, in its judgment, each member of the Nominating/Corporate Governance Committee meets the definition of an independent director as established by the NYSE.

        Environmental, Health and Safety Committee.    The Environmental, Health and Safety Committee was established to monitor compliance with environmental, health and safety initiatives and policies adopted by the Company. The Committee held four meetings in 2008. Under its charter this Committee is charged with:

  •
  educating Company personnel, contractors and visitors to ensure that environmental, health and safety standards and procedures are understood and implemented;

  •
  integrating environmental, health and safety stewardship into all business decisions;

  •
  designing, operating and managing facilities to protect the environment and the health and safety of all personnel;

  •
  allocating sufficient human and financial resources to implement and sustain the environmental, health and safety programs;

  •
  verifying compliance through self-assessment measures, statistical measures and key performance indicators;

  •
  producing and delivering products and services to customers that protect the safety of the end user; and

  •
  at least annually, reviewing the Committee's charter.

CORPORATE GOVERNANCE GUIDELINES

Consideration of Director Nominees; Director Qualifications

        The Board of Directors has adopted Corporate Governance Guidelines, which are available on the Company's website (www.compassminerals.com). The Company will furnish a copy of the guidelines without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. The Corporate Governance Guidelines set forth, among other things, director qualification standards. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee and the Board of Directors should take into account the following criteria, among others, in considering directors and candidates for the Board:

        The minimum qualifications for a director are: (a) personal integrity; (b) a degree from an accredited college or university; (c) five years successful experience in a senior responsible position; (d) good communication skills; (e) practical, mature business judgment; (f) experience in analyzing corporate financial statements; (g) experience and effectiveness working closely with a team of senior professionals; and (h) an understanding of organizational structure and accountability, delegation of authority, compensation practices and the dynamics of competitive businesses.

Procedures for Recommendations by Stockholders

        The Nominating/Corporate Governance Committee will consider director candidates submitted by stockholders of Compass Minerals. Any stockholder who has beneficially owned more than 5% of the Company's common stock for at least one year wishing to submit a candidate for consideration should send the following information to the Company at 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attn: Secretary:

  •
  the name and address of the stockholder submitting the candidate as it appears on the Company's books, the number and class of shares owned beneficially and of record by such stockholder and the length of period held and proof of ownership of such shares;

  •
  name, age and address of the candidate;

  •
  a detailed description of, among other things, the candidate's educational and employment background, material outside commitments (e.g., current employment responsibilities,

    memberships on other boards and committees, charitable foundations, etc.) and a listing of the candidate's qualifications to be a director (specifically in relation to the Corporate Governance Guidelines);

  •
  any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder;

  •
  a description of any arrangements or understandings between the recommending stockholder and such candidate; and

  •
  a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors and to complete and sign the Company's questionnaire addressing conflicts of interest and adherence to the Company's Code of Business Conduct and Ethics, if elected.

        The Secretary of Compass Minerals will promptly forward such materials to the Nominating/Corporate Governance Committee chair. The Secretary will also maintain copies of such materials for future reference by that Committee when filling Board positions.

        If a vacancy arises or the Board decides to expand its membership, the Nominating/Corporate Governance Committee will seek recommendations of potential candidates from a variety of sources, including incumbent directors, stockholders, the Company's management and third-party search firms. At that time, the Nominating/Corporate Governance Committee will also consider potential candidates submitted by stockholders in accordance with the procedures described above. The Nominating/Corporate Governance Committee then evaluates each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

        After completing this process, the Nominating/Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and Compass Minerals' needs. The Nominating/Corporate Governance Committee chair, or another director designated by the Nominating/Corporate Governance Committee chair, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Nominating/Corporate Governance Committee. All such interviews are held in person and include only the candidate and the Nominating/Corporate Governance Committee members. Based upon interview results, the candidate's qualifications and appropriate background checks, the Nominating/Corporate Governance Committee will then decide whether to recommend the candidate's nomination to the full Board.

        In addition, the Company's bylaws permit stockholders to nominate candidates for election as a director at an annual stockholder meeting. To nominate a candidate a stockholder must follow the procedure and deliver the information required by our bylaws.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors has adopted the following procedures for stockholders or other interested parties to send communications to the Board or individual directors of the Company.

        Individuals seeking to communicate with the Board of Directors should submit their written comments to the Company at 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attn: Secretary. The Company's Secretary will forward all such communications (excluding routine advertisements and business solicitations and communications that the Secretary, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors or, if applicable, to the individual director(s) named in the correspondence.

        The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes before forwarding interested party communications to the Board of Directors. The Company's Secretary will determine the appropriate timing for forwarding communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

        If an interested party seeks to communicate exclusively with the Company's Lead Independent Director or the non-management directors, such communication should be sent directly to the Company's Secretary who will forward any such communication directly to the Lead Independent Director or the non-management directors as specified. The Company's Secretary will first consult with and receive the approval of the Lead Independent Director before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

        Although the Company does not have a formal policy regarding the attendance by members of the Board of Directors at the annual meetings of stockholders, it encourages the members of the Board of Directors to attend. In 2008, all of the members of the Board of Directors then serving on the Board attended the annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee operates pursuant to a written Charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter is available in the Governance section of the Company's website (www.compassminerals.com). For the year that ended December 31, 2008, and as of the date of the adoption of this report, the Audit Committee consisted of three directors who met the independence and experience requirements of the New York Stock Exchange. The Board of Directors has determined that Mr. Bell and Mr. Premdas are each an "audit committee financial expert" as defined by the applicable rules of the Securities and Exchange Commission.

        The Audit Committee reviews Compass Minerals' financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of independent registered public accountants. Management of the Company has the primary responsibility for the Company's financial reporting process, principles and internal controls, as well as preparation of its financial statements. The Company's independent registered public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements to accounting principles generally accepted in the United States.

        In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year that ended December 31, 2008, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements and management's assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Compass Minerals' Annual Report on Form 10-K for the year that ended December 31, 2008, and discussed with management its assessment of internal controls over financial reporting.

        The Audit Committee reviewed, with the independent registered public accountants who are responsible for expressing opinions on, (i) the conformity of those audited financial statements with generally accepted accounting principles, and (ii) the effectiveness of internal controls over financial reporting, their judgments as to the acceptability and quality of Compass Minerals' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under the standards established by the Public Company Accounting Oversight Board (United States), including those matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence and has discussed those disclosures and other matters relating to independence with the independent registered public accountants.

        The Audit Committee discussed with Compass Minerals' internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accountants, with and without management present, to discuss the results of their examinations of Compass Minerals' internal controls, including controls over the financial reporting process and the overall quality of Compass Minerals' financial reporting.

        Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are indeed "independent" under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters.

        In reliance on the reviews and discussions with management and with the independent registered public accountants referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated February 18, 2009, regarding the audited financial statements of Compass Minerals for the year that ended December 31, 2008, as well as the opinion of Ernst & Young LLP on the effectiveness of internal controls over financial reporting, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Perry W. Premdas, Chair Bradley J. Bell Richard S. Grant

        The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass Minerals specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under such Acts.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

Appointment of Auditors

        Ernst & Young LLP ("Ernst & Young") audited the Company's annual financial statements for the year ended December 31, 2008. The Audit Committee has appointed Ernst & Young to be the Company's independent auditors for the fiscal year ending December 31, 2009. The stockholders are asked to ratify this appointment at the annual meeting. The Company has invited representatives of Ernst & Young to be present at the annual meeting and expects that they will attend. If present, these representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders at the annual meeting.

Auditor Fees

        The following table shows the fees paid or accrued for audit and other services provided by Ernst & Young for fiscal 2008 and 2007 (in millions):

	2008	2007
Audit Fees(a)	$0.9	$0.9
Audit-Related Fees(b)	0.0	0.1
Tax Fees(c)	0.4	0.0
All Other Fees	0.0	0.0

Total	$1.3	$1.0

    (a)
    Relates to services for the annual financial statement audits included in our Annual Report on Form 10-K, quarterly reviews of the financial statements included in our Quarterly Reports on Form 10-Q, other financial statement audits that were required by SEC rules and reviews of other SEC filings.

    (b)
    Relates to audits of pension and retirement plans.

    (c)
    Relates to services for reviews of certain tax filings as well as research and advice on tax planning matters.

        The Audit Committee's policy is to pre-approve all audit and audit-related services provided by the independent registered public accountants. The Audit Committee considers annually for pre-approval a list of specific services and categories of services for the upcoming or current fiscal year. All non-audit services that were not included in the pre-approved list are approved by the Audit Committee individually, in advance, in accordance with our policy. Any service that is not included in the approved list of services or that does not fit within the definition or authority limit of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. The Audit Committee approved all audit and audit-related services provided by the independent registered public accountants for 2008 and 2007.

        Under Company policy and/or applicable rules and regulations, the independent registered public accountants are prohibited from providing the following types of services to the Company: (i) bookkeeping or other services related to the Company's accounting records or financial statements; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions; (vii) human resources; (viii) broker-dealer, investment advisor or investment banking services; (ix) legal services; and (x) expert services unrelated to the audit.

Vote Required For Ratification

        The Audit Committee was responsible for selecting Compass Minerals' independent registered public accountants for fiscal year 2009. Accordingly, stockholder approval is not required to appoint Ernst & Young as Compass Minerals' independent registered public accountants for fiscal year 2009. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accountants.

        The ratification of the appointment of Ernst & Young as Compass Minerals' independent registered public accountants requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR 2009.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount of Compass Minerals' common stock beneficially owned by each director, each executive officer named in the "SUMMARY COMPENSATION" table on page 30 and all directors and executive officers as a group and each beneficial owner of more than 5% of the Company's outstanding common stock as of March 20, 2009. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent
Neuberger Berman Inc.(2) 605 Third Avenue New York, NY 10158	4,231,064	12.99
Bradley J. Bell(3)	43,429	*
Angelo C. Brisimitzakis(3)(4)	141,653	*
Gerald J. Bucan(3)(4)	2,089	*
Ronald Bryan(3)(4)	42,819	*
Keith E. Clark(3)(4)	67,356	*
David J. D'Antoni(3)(5)	20,856	*
David J. Goadby(3)(4)	52,683	*
Richard S. Grant(3)(4)	43,472	*
Perry W. Premdas(3)	11,566	*
Allan R. Rothwell(3)	3,672	*
Timothy R. Snider(3)	6,667	*
Rodney L. Underdown(3)(4)	67,050	*
All directors and executive officers as a group (12 persons)(4)	503,312	1.55

*
Each having less than 1% of the Company's total outstanding common stock.

(1)
For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 32,573,572 shares of common stock outstanding, except that the ownership percentages shown for owners of more than 5% of the Company's common stock are based on the respective Schedule 13G Information Statements at December 31, 2008. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Based on a Schedule 13G Information Statement filed by Neuberger Berman Inc. on February 12, 2009 for December 31, 2008. Such Schedule 13G discloses that Neuberger Berman Inc. and Neuberger Berman, LLC have sole voting power over 19,519 shares of the Company's common stock and shared voting power over 3,468,500 shares of the Company's common stock, and shared dispositive power over 4,231,064 shares of the Company's common stock. Neuberger Berman

  Management LLC has shared voting power and shared dispositive power over 3,468,500 shares of the Company's common stock. Neuberger Berman Equity Funds has shared voting power and shared dispositive power over 3,450,900 shares of Company's common stock.

(3)
The address of each of Messrs. B. Bell, R. Bryan, G. Bucan, K. Clark, D. D'Antoni, D. Goadby, R. Grant, P. Premdas, A. Rothwell, T. Snider, R. Underdown, and Dr. A. Brisimitzakis is c/o Compass Minerals International, Inc., 9900 W. 109th St., Ste. 600, Overland Park, Kansas 66210.

(4)
Includes options that are currently exercisable or become exercisable within sixty days of March 20, 2009.

(5)
Includes 1,112 shares held by Mr. D'Antoni's wife.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2008. These individuals, referred to as "named executive officers" or "NEOs," and their positions as of December 31, 2008, are identified below.

  •
  Angelo C. Brisimitzakis, President and Chief Executive Officer ("CEO")

  •
  Rodney L. Underdown, Vice President and Chief Financial Officer ("CFO")

  •
  Ronald Bryan, Vice President and General Manager, Great Salt Lake Minerals Corporation and Compass Minerals-UK

  •
  Keith E. Clark, Vice President and General Manager, North America Highway

  •
  Gerald J. Bucan, Vice President and General Manager, Consumer and Industrial

  •
  David J. Goadby, Vice President, Strategic Development

        Our executive compensation and benefits programs are designed to create stockholder value by attracting, motivating, developing, and retaining senior executives who can make significant contributions to the growth and development of our business. The Compensation Committee of our Board, which we refer to as the Compensation Committee, has a key responsibility in ensuring that the compensation and benefits we provide to our executives will provide a basis for the achievement of our strategic objectives. To accomplish those goals, our executive compensation plan consists of three principal elements: base salary, annual incentive award and long-term equity incentives.

EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY

Compensation Objectives

        The total compensation program for Compass Minerals' executives is designed to support the realization of Compass Minerals' business objectives and promotion of stockholder interests. The objectives of Compass Minerals' compensation program are as follows:

  •
  Encourage superior performance, promote accountability and ensure that executive interests are aligned with the interests of stockholders.

  •
  Attract, develop, and retain highly-qualified people.

  •
  Motivate and reward employees for the achievement of Compass Minerals' measures of success:

  •
  Total stockholder return, as measured by stock price appreciation and dividends

    •
    Company financial and safety performance

    •
    Individual performance on specific financial, operational, strategic and personal goals

  •
  Reinforce and motivate full use of Compass Minerals' resources to maximize earnings, cash flow and growth, all within a safe environment.

Compensation Philosophy

        To best achieve these objectives, our compensation program is designed to:

  •
  Drive results.  The program emphasizes variable, incentive award opportunities which are payable only if specified goals are achieved or Compass Minerals' stock price appreciates. The largest part of the incentive award for named executive officers is focused on long-term performance based on Compass Minerals' return to stockholders. For named executive officers, Compass Minerals provides annual incentive awards and long-term equity incentive opportunities which depend on our performance and are designed to represent the majority of named executive officers' total compensation.

  •
  Reward individual performance.  Salary, annual incentive plan awards, and long-term equity awards are based on an individual's job (role and level), experience, and performance against specified financial, operational and strategic business goals (as appropriate to the individual's position). Also considered are Compass Minerals' performance, the desired pay relationships among executive employees, and market practices.

  •
  Be competitive and encourage continued service.  The pay program design and levels are set considering the practices of similar companies with which we compete for talent. All of our long term incentive awards are subject to a vesting schedule which provides an incentive for continued employment.

  •
  Be cost effective.  Annual incentive awards are earned only as hurdles are attained as specified goals are achieved.

  •
  Align interests with stockholders.  Long-term equity awards are delivered as equity grants which pay cash dividends quarterly to senior executives. Executives are required to maintain a minimum level of stock ownership, to encourage executives to manage from an owner's perspective and align their financial interest with those of Compass Minerals' stockholders.

  •
  Improve safety.  Meeting employee safety improvement goals is a key factor of our annual incentive plan awards.

 HOW WE DETERMINE COMPENSATION

Independent Compensation Committee Determines All Executive Compensation

        The Compensation Committee determines all compensation for the named executive officers. All four Compensation Committee members are independent directors, as defined by the NYSE listing standards and the applicable tax and securities rules and regulations. The Compensation Committee's function is more fully described in its charter, which is available at www.compassminerals.com under the "About Us—Corporate Governance" section of the website.

        During the first quarter of each fiscal year, the Compensation Committee conducts an evaluation of each named executive officer and others to determine if any changes in the officer's compensation are appropriate based on a market analysis conducted by an independent compensation consultant and the considerations described below. The CEO does not participate in the Compensation Committee's deliberations or decisions with regard to his compensation. At the Compensation Committee's request, however, the CEO reviews with the Compensation Committee the performance of the other named executive officers, but no other named executive officer has any input into executive compensation decisions. The Compensation Committee gives considerable weight to the CEO's evaluation of the other named executive officers because of his direct knowledge of each officer's performance and contributions. For each officer, the Compensation Committee members utilize data from the consultant as well as other information, to determine independently each component of compensation based on their collective assessment of the officer's performance as well as Compass Minerals' overall financial performance.

The Role of Compensation Consultants

        The Compensation Committee has selected and directly retained the services of Frederic W. Cook & Co., Inc. ("F.W. Cook"), an executive compensation consulting firm. The compensation consultant reports to the Compensation Committee. No member of the Compensation Committee or any named executive officer has any affiliation with F.W. Cook. The Compensation Committee periodically seeks input from F.W. Cook on a range of external market factors, including evolving compensation trends, status of the current labor market, appropriate comparison companies and market survey data. F.W. Cook also provides the Compensation Committee with directional recommendations regarding the design of Compass Minerals' compensation programs for its executives and directors. From time to time, management may use the services of F.W. Cook with the prior approval of the Compensation Committee.

        The Compensation Committee uses F.W. Cook to obtain comparative executive and director compensation information benchmarked to specific peer groups that compete with us in labor markets and that follow similar pay models. We find that using a consultant for this information, analysis, and guidance is a cost effective approach for benchmarking executive total compensation.

The Role of Peer Groups and Benchmarking

        In setting 2008 compensation and with the assistance of F.W. Cook, the Compensation Committee made comparisons to the peer group identified for 2007, with the exception of MacDermid and LESCO, both of which were acquired in the past year. The peer companies listed below compete with Compass Minerals in labor markets and follow similar pay models. Based on analyses and recommendations of F.W. Cook, the Compensation Committee selected companies that operated in similar industry groups, with revenues that ranged between approximately one-third and three times Compass Minerals' revenues, and with market capitalizations that ranged between approximately one-fourth and four times that of Compass Minerals to use for benchmark comparisons. Compass

Minerals' market capitalization was approximately in the middle of the group to avoid distortion from size differences:

A. Schulman, Inc.	FMC Corporation
Alleghany Corporation	H.B. Fuller Company
AMCOL International Corporation	Minerals Technologies, Inc.
Arch Chemicals, Inc.	OMNOVA Solutions, Inc.
CF Industries Holdings, Inc.	Quaker Chemical Corporation
Eagle Materials, Inc.	Tredegar Corporation
Florida Rock Industries, Inc.	UAP Holdings Corporation

        With the guidance of F.W. Cook, the Compensation Committee reviews a summary of compensation practices of these benchmark peer companies and annually compares its three principal elements of executive total compensation (base salary, annual incentive plan and long-term equity awards) with similar programs at these peer companies to ensure that Compass Minerals' executive total compensation is within a reasonably competitive range.

        As further discussed below, the Compensation Committee also considers elements which include individual factors such as performance, responsibilities and experience. See "ELEMENTS OF COMPENSATION."

        Our executive total compensation program targets are intended to stand near the median of total executive compensation programs of our peer companies.

ELEMENTS OF COMPENSATION

        The following discussion generally applies to compensation for all named executive officers. The three primary components of our compensation program are base salary, annual incentive plan awards, and long-term equity grants. We also offer additional benefits (primarily consisting of a health/welfare plan, a savings (401(k)) plan and a deferred compensation plan) and perquisites, as described below.

        The Compensation Committee seeks to reward high performance while recognizing that uncontrollable events such as weather patterns or the economic business cycle can highly influence actual financial results in any given year. Therefore, our compensation program combines a balance of compensation elements. Cash incentives are based on one-year annual incentive plan award targets and are only paid if goals are achieved. Long-term equity awards are granted in the form of restricted stock units and stock options, both with dividend equivalent rights. These long term incentives align management with stockholder interests over multiple years.

Base Salary

        Base salary is the fixed element of executive total compensation for services rendered during the fiscal year. In setting base salaries for fiscal 2008, the Compensation Committee considered (1) the relationship between competitive salaries and recruiting and retaining talent, (2) benchmark data, and (3) the experience, knowledge, responsibilities and performance of the individual named executive officer. The Compensation Committee annually approves the base salaries for the named executive officers. Both Dr. Brisimitzakis and Mr. Goadby have employment agreements that address the review of their base salaries on an annual basis, and Dr. Brisimitzakis' employment agreement sets a minimum base salary below which his consent is needed. See "OTHER COMPENSATION POLICIES AND AGREEMENTS—Employment Contracts."

        Base salaries for 2008 reflected salary increases in March 2008 (supported by the factors listed above). Dr. Brisimitzakis' salary was based on twelve full months of employment in 2008 and 2007, and a partial year of employment in 2006. Mr. Goadby's base salary as shown in the "SUMMARY

COMPENSATION" table is influenced by the exchange rate between the U.S. dollar and the British pound sterling.

Annual Incentive Plan

        Our annual incentive plan ("Annual Incentive Plan" or "AIP"), established under the 2005 Incentive Award Plan approved by our stockholders in May 2005 (the "2005 Plan"), is a variable performance-based element of executive compensation for services rendered during the fiscal year which is based on operational and financial performance factors (based on job description) and by a safety factor (based on achieving target improvement goals). All cash awards under the Annual Incentive Plan (1) are based on predetermined annual performance related criteria (and are therefore not considered standard payment for services and are not guaranteed), (2) are granted at the discretion of the Compensation Committee upon recommendation of the CEO with input from the Vice President of Human Resources, and (3) are discretionary and may be evaluated, modified or revoked at the discretion of the Compensation Committee at any time.

        The Annual Incentive Plan is designed to ensure that named executive officers are compensated for achievement based on annual operating performance compared to pre-established operating performance goals. The Compensation Committee has discretion to reduce (or increase) incentive compensation based on this financial comparison as well as other non-financial goals. For 2008, the Compensation Committee used its discretion to determine whether the CEO achieved personal goals, and in acting on the recommendation of the CEO, to determine whether other named executive officers achieved their personal goals. Named executive officers' actual achievement of personal performance objectives ranged from 80% to 110% of target amounts for fiscal 2008. The Annual Incentive Plan provides that in the event of an accounting restatement reducing the corporate or business-unit financials on which this incentive award was based, Compass Minerals may, at its sole discretion, require repayment from plan participants of all or any portion of any incentive awards which were incorrectly stated. In such case, all participants who receive written notification and request for repayment would be required to comply.

        Summary of AIP Award Process.    Generally, the AIP award process involves (1) setting financial goals based on our annual operating plan, (2) setting financial Annual Incentive Plan award targets denominated as a percentage of base salary, (3) setting qualitative and quantitative personal performance goals, (4) weighting the goals based on individual corporate responsibility, (5) comparing the Annual Incentive Plan award targets to results as certified by the CFO and personal performance goal results to determine any applicable AIP award target adjustments, and (6) multiplying the resulting overall AIP award by a safety improvement factor.

        Setting Financial AIP Targets.    The Compensation Committee establishes performance goals each year based on financial objectives in Compass Minerals' annual operating plan. This plan is reviewed by the entire Compass Minerals Board of Directors and reflects consideration of normalized prior year actual results (normalized to reflect the estimated effects of winter weather in the prior year), the expected business environment in 2008, and a targeted improvement for fiscal year 2008.

        Based on this annual operating plan, the Compensation Committee established Annual Incentive Plan targets for EBITDA and Net Operating Cash Flow (as defined below) as measures of our profitability and cash generating capabilities because these measures were consistent with the overall philosophy of aligning the interests of our executives with those of our stockholders. Management's success in generating and increasing EBITDA and cash flow in view of our established markets is considered an important measure of executive performance. The Compensation Committee also approved using Net Sales (as defined below) as a performance goal since increasing revenues in excess of rising shipping and handling costs is also important, and since underlying sales revenue growth is essential for sustainable earnings growth.

        Goals for 2008 were specified for each of these four key areas, plus a safety multiplier:

  1.
  Company Consolidated and Business-Unit Adjusted EBITDA (Adjusted EBITDA is earnings before interest, taxes, depreciation, depletion and amortization, other income/expense and other special charges or income).

  2.
  Consolidated and Business-Unit Net Operating Cash Flow (Consolidated Net Operating Cash Flow is cash flows from operations less capital expenditures, while Business-Unit Net Operating Cash Flow is business-unit EBITDA less capital spending and adding or subtracting changes in business-unit working capital, excluding cash).

  3.
  Consolidated and Business-Unit Net Sales (Net Sales is gross revenue minus shipping and handling costs).

  4.
  Personal Performance Objectives.

  5.
  Safety Incidence Rates (This measure is used as an Annual Incentive Plan multiplier called a "Safety Multiplier," which we use to encourage and reward safe operations and which is further discussed below in "Safety Factor").

        The Compensation Committee selected the foregoing performance goals because they are important indicators of increased stockholder value.

        Annual Incentive Plan Award Target Amount.    After setting the Company's financial performance goals, the Compensation Committee determined the Annual Incentive Plan award target amount for each named executive officer denominated as a percentage of base salary. These percentages were determined with input from F.W. Cook and were generally consistent with median incentive award percentages for peer companies. For fiscal year 2008, the Annual Incentive Plan award target amount for Dr. Brisimitzakis was 80% of base salary as indicated in his employment agreement. For the other named executive officers, the AIP award target amount was between 45% and 50%. The Compensation Committee set these percentages near median levels for peer companies to provide competitive cash compensation for attraction and retention of executive talent. The Committee considers this level of compensation necessary to incentivize management focus on financial performance, growth and employee safety.

        Personal Performance Goals.    A portion (20%) of each named executive officer's Annual Incentive Plan award target amount is based on personal performance. The Board of Directors establishes CEO personal performance goals under the Annual Incentive Plan, and the CEO establishes personal performance goals for other executives.

        The goals are a combination of the current year and longer term business goals, both of which have an important role in increasing value for our stockholders. Each NEO has multiple personal performance objectives. These personal performance objectives are both quantitative and qualitative and include key Company strategic goals as well as goals which are specific to each individual's area of accountability.

        Weighting Based on Responsibilities.    As reflected in the two headings of the following chart, the responsibilities of the named executive officers determine the weighting of the components under the Annual Incentive Plan. Performance award targets for "corporate" executive officers (i.e., Chief Executive Officer, Chief Financial Officer, and Vice President, Strategic Development) differ from performance award targets for business-unit executive officers to emphasize the executive officer's responsibility for his business-unit:

% AIP Weighing	CORPORATE PARTICIPANT	% AIP Weighing		BUSINESS-UNIT PARTICIPANT
50%	Consolidated Adjusted EBITDA	25 25	% %	Consolidated Adjusted EBITDA Business-Unit Adjusted EBITDA
20%	Consolidated Net Operating Cash Flow	10 10	% %	Consolidated Net Operating Cash Flow Business-Unit Net Operating Cash Flow
10%	Consolidated Net Sales	5 5	% %	Consolidated Net Sales Business-Unit Net Sales
20%	Personal Performance Objectives	20%		Personal Performance Objectives

        These weightings are applied by multiplying the Annual Incentive Plan award target amount by the goal percentage shown above and then adjusting the result based on the percentage of the goal achieved (as described in the table below).

        Financial Targets.    Award levels under the Annual Incentive Plan with respect to the EBITDA, Net Operating Cash Flow and Net Sales goal components are based on executive performance as follows:

PERCENT OF GOAL ACHIEVED	PERCENT OF AIP AWARD TARGET PAID
Less than or equal to 75%	0%
100%	100%
125% or greater	200% (maximum)

        Annual incentive payments are awarded on a linear sliding scale based on the achievement of 75% or more of the goals. The maximum potential award equals 200% of the AIP award target.

        Safety Factor.    The Company and the Compensation Committee consider success in managing our safety performance as a critical success factor for all Company executives and therefore use as a component of executive total compensation a safety multiplier ("Safety Multiplier") to encourage and reward safe operations. The safety multiplier is calculated based on measurable safety goals established by each Business-Unit and represents an improvement versus best achieved historical performance. The safety multiplier is applied on a linear sliding scale to the named executive officer's combined Annual Incentive Plan award for all components calculated above as follows:

SAFETY RATING ACHIEVED	MULTIPLIER APPLIED
25% or more improvement beyond goal	1.1
100% of goal	1.0
25% or more shortfall below goal	0.9

        Actual 2008 Annual Incentive Plan Payments.    The specific payment amounts are shown in the "SUMMARY COMPENSATION" table on page 30. All AIP awards are approved by the Compensation Committee following its review and approval of plan objectives and achievement levels, which are certified by the CFO, as well as individual personal performance objective achievement.

        Our annual operating plan for 2008 called for Consolidated EBITDA of $207.5 million, Consolidated Net Operating Cash Flow of $76.0 million and Consolidated Net Sales of $628.8 million. These amounts were based on consideration of normalized 2007 actual results, the expected business environment in 2008 when the annual operating plan was established, and a targeted improvement for fiscal year 2008 when the annual operating plan was established. Actual Consolidated EBITDA for 2008 was $314.6 million, actual Consolidated Net Operating Cash Flow for 2008 was $186.0 million and Consolidated Net Sales for 2008 was $826.6 million. Because the Company's consolidated safety factor results were below the improvement goal for 2008, the safety consolidated multiplier was 0.925 for AIP awards for 2008. These results are reflected in the final Annual Incentive Plan payment levels in the "SUMMARY COMPENSATION" table below.

Long-Term Equity Incentives

        As part of our market competitive pay package to encourage continued service and increase stockholder value by aligning executive officers' interests with stockholders, we provide long-term equity grants that are designed to increase in value the longer an employee continues his or her employment with Compass Minerals.

        In 2008, the Compensation Committee approved long-term equity incentive grants with dividend rights to named executive officers under Compass Mineral's 2005 Plan, approved by stockholders on August 4, 2005, in two forms: (1) stock options (subject to a service-based vesting schedule over a four year period) which provide an incentive to executives to increase stockholder value, and (2) restricted stock units (full cliff vesting after three years) which provide an incentive to executives to increase stockholder value and also have a strong employee retention effect. The Compensation Committee views an approximately equal value allocation between options (based on the Black Scholes method) and restricted stock units as a reasonable mix for achieving management incentive objectives. In view of the greater per share value of restricted stock units, executives were awarded fewer restricted stock units than stock options in fiscal 2008.

        To reduce the risk of improper option grant timing issues, among other reasons, the Compensation Committee adopted Option Grant Procedures in January 2007. These Option Grant Procedures address how option grant dates and exercise prices are determined in different circumstances. These procedures were followed in granting options in 2007 and 2008 for all named executive officers. All options were granted with an exercise price equal to the closing price of Compass Minerals common stock on the grant date in accordance with the Option Grant Procedures.

        The Compensation Committee considers several factors in determining the number of stock options and restricted stock units to grant each NEO. The Compensation Committee compares its three principal elements of total executive compensation with similar programs at peer companies to ensure total compensation is within a reasonably competitive range and may adjust individual equity compensation after consideration of several other factors such as performance, responsibilities, and experience. The total compensation program is intended to approximate the median of total executive compensation programs for our peer companies.

        The Compensation Committee establishes a targeted long-term compensation dollar amount for each executive officer after giving careful consideration to the factors discussed above. From that target amount, the number of stock options and restricted stock units that are granted to each NEO is determined by awarding the fair value as determined in accordance with FAS 123(R) in approximately equal portions between the stock options and restricted stock units.

        The Compensation Committee established a performance hurdle to ensure compliance with Internal Revenue Code Section 162(m) deductibility. This hurdle was established within the first sixty days of the new fiscal year and, like the Annual Incentive Plan financial goals, was derived from Compass Mineral's annual operating plan. See "OTHER COMPENSATION POLICIES AND

AGREEMENTS—Tax and Accounting Considerations." The performance hurdle for 2008 is based on the Company's 2008 annual business operating plan. Incentives for satisfaction of the 2008 annual operating plan are provided by the Company's Annual Incentive Plan. The Compensation Committee established the Company's 2008 performance hurdle for the long-term equity incentive grants with the expectation that the performance hurdle would be satisfied absent unanticipated financial underperformance. The Company exceeded the performance hurdle in 2008. The performance hurdle's purpose and function are to satisfy the requirements of compliance with Internal Revenue Code Section 162(m), consistent with the Company's policy.

        The Compensation Committee, with the guidance of F.W. Cook, determined that the payment of dividend equivalents on non-vested restricted stock units and vested and non-vested stock options aligns executive officers' interests with those of stockholders and has significant employee-retention effects because the executive loses the right to receive both the award and the future dividends if the executive terminates employment before the award vests or is exercised. Dividend equivalents are paid in cash at the time of, and in an amount equal to, the amount of per share dividends paid to stockholders and are considered by the Compensation Committee in reviewing an executive's total compensation. Dividend equivalents are shown in footnote 3 to "GRANTS OF PLAN-BASED AWARDS" table below.

OTHER ELEMENTS OF COMPENSATION

        In addition to the three primary elements of our total compensation program, we have adopted other compensation elements consistent with the same compensation philosophy. These additional elements include retirement and deferred compensation programs, post-termination compensation and perquisites.

Retirement and Deferred Compensation Programs

        We do not have defined benefit plans covering our executive officers except for Mr. Goadby. Effective December 2006 (as provided for in his service agreement), Mr. Goadby elected to participate in the Salt Union Limited Defined Contribution Plan (a deferred contribution plan for United Kingdom employees) and ceased accumulating service benefits attributable to service in the Salt Union Limited Defined Benefit Plan.

        Savings Plan.    The Savings Plan is a qualified benefit plan for eligible United States employees (including our executive officers) consisting of three components: 401(k) employee contribution/employer match; profit sharing; and 1% employer contribution consisting of Compass Minerals common stock. Participants are eligible to participate immediately upon hire. An employee may contribute from 0% to 60% of base pay into his or her 401(k) account subject to IRS annual limits on contributions and compensation. The Company partially matches employee contributions up to 6%. Additional profit sharing contributions may be made by Compass Minerals as a percentage of salary based on EBITDA goal achievement and employee age.

        Restoration Plan.    We have also established a Restoration Plan, a non-qualified deferred compensation plan which allows our key United States employees, including executive officers, to defer a portion of his/her base salary and/or his/her award into a retirement plan. Investment returns are consistent with returns of the investment options available in our qualified Savings Plan as elected by the employee (except for Compass Minerals stock, which is not an investment option under the Restoration Plan). If an executive participates in the Restoration Plan, his or her accounts are credited with this elective deferral amount plus an amount equal to the matching and profit sharing contributions that would have been made under our Savings Plan had IRS regulations permitted the additional contributions. The amount of our contributions to the Restoration Plan is included in the "NON-QUALIFIED DEFERRED COMPENSATION" table below.

        Perquisites, Life Insurance and Disability Payments.    Pursuant to the terms of Dr. Brisimitzakis' employment agreement, we provide him with group life insurance coverage, payments in the event of disability which results in termination, and reimbursement of $2,000 for the purchase of additional life insurance. We provide all named executive officers with group life insurance coverage under the standard employee benefit plan. Executive officer perquisites include supplemental disability income provided in the event of total disability (a taxable benefit) on a voluntary basis, and payment up to $3,000 annually for an annual executive physical beyond the standard physical available to all United States employees under our standard healthcare plan.

        Post-Termination Compensation.    The Compensation Committee determined that agreements assuring executive income replacement after a change of control are important to retain executives and to ensure they remain focused on stockholder interests in the event a change in control negotiation takes place. Previously, we entered into Change in Control Severance Agreements with our executive officers, except Mr. Goadby who has a service agreement. We entered into a Change in Control Severance Agreement with Dr. Brisimitzakis concurrently with his employment agreement. Other executive agreements provide for payments in the event of certain terminations of employment occurring after a change in control and are consistent with benchmark company information. At the same time that the executive officers (with the exception of Mr. Goadby) entered into the Change in Control Severance Agreements, each also entered into a Restrictive Covenant Agreement limiting solicitation of employees and competition for a period of two years after the executive's termination. Mr. Goadby's service agreement includes confidentiality, non-competition and non-solicitation provisions. In the event there is a change of control of our Salt Union Limited subsidiary, Mr. Goadby will be entitled to terminate the agreement and receive a payment based on salary and medical insurance payments for twelve months and any remaining special bonus. The existence of these post-termination compensation arrangements is considered by the Compensation Committee (with the guidance of F.W. Cook) in assessing whether overall compensation of the named executive officers is competitive to the peer group. The Change in Control Severance Agreements were amended in December 2008 to be consistent with the requirements of Section 409A of the Internal Revenue Code, which imposes a number of detailed distribution, deferral election, and funding requirements for such arrangements.

OTHER COMPENSATION POLICIES AND AGREEMENTS

Employment Contracts

        Dr. Brisimitzakis.    We entered into an employment agreement with Dr. Brisimitzakis as of his date of employment (May 11, 2006) with the approval of the Compensation Committee. This agreement addresses, among other things, base compensation, Annual Incentive Plan award payments, and certain post-termination payments. The Compensation Committee believed it was appropriate to have a written employment agreement with the CEO and an employment agreement was necessary to induce Dr. Brisimitzakis to join Compass Minerals.

        Mr. Goadby.    We entered into a service agreement with Mr.Goadby, effective November 1, 2006, in connection with his responsibilities as Vice President, Strategic Development. Mr. Goadby is a resident of the United Kingdom where service agreements are customary. His agreement provides for base compensation, bonus payments, retirement plan participation and certain post-termination payments. The agreement provides for a £75,000 bonus payment in both August 2007 and May 2008, which was the final special bonus payment due Mr. Goadby. The August 2007 and May 2008 payments are reflected on the "SUMMARY COMPENSATION" table below.

Executive Stock Ownership Guidelines

        Compass Minerals has minimum stock ownership guidelines for its senior executives including its named executive officers, as set forth in the list below. The Compensation Committee adopted these equity ownership requirements to further align the interests of its executives with those of its stockholders. The guidelines are stated as either a dollar value (based on current stock value) or a fixed number of shares of Compass Minerals common stock, which increase with job level and are reviewed periodically to ensure relevance. The Company expects ownership level guidelines to be attained within five years from the later of 2005 or the date of employment.

        The Compensation Committee has adopted the following equity ownership requirements for each executive officer. For 2008, the required equity ownership level was the lesser of the amounts specified:

  •
  Chief Executive Officer: Five times annual base salary or 100,000 shares of common stock;

  •
  Executives Reporting to Chief Executive Officer: Two times annual base salary or 24,000 shares of common stock;

  •
  Other Executives Participating in Compass Mineral's Long-Term Incentive Plan: One time annual salary or 4,000 shares of common stock.

        Restricted stock units apply toward these ownership requirements, but outstanding stock options do not. As of March 13, 2008, all of the named executive officers had satisfied their ownership requirements except for Mr. Bucan who was hired November 12, 2007. Mr. Bucan will have five years from his hire date to satisfy his ownership requirement of two times his base salary or 24,000 shares, whichever is lower.

No Stock Option Re-Pricing

        Our Board of Directors has adopted a policy specifically prohibiting stock option re-pricing. The 2005 Plan also precludes option re-pricing without stockholder approval.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation for compensation in excess of $1 million paid in a year to any individual who, on the last day of that year, is the chief executive officer or among the CFO and the three other highest-compensated executive officers, unless such compensation qualifies as performance-based under Section 162(m). It is our intention to design our short-term incentive compensation plans and our long-term equity incentives to be deductible under Section 162(m) for the named executive officers, although individual exceptions may occur. The Compensation Committee believes that the interests of the stockholders are best served by not restricting the Compensation Committee's discretion in developing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Compass Minerals believes all such compensation is deductible for 2006, 2007 and 2008.

 REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:
Timothy R. Snider, Chair David J. D'Antoni Perry W. Premdas Allan R. Rothwell

        The foregoing Report of the Compensation Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass Minerals specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under such Acts.

 SUMMARY COMPENSATION

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3) (AIP)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Angelo C. Brisimitzakis	2008		$572,942	$0	$548,400	$497,138	$808,419	$0		$248,266	(4)	$2,675,165
President & Chief	2007		$487,108	$0	$369,622	$362,800	$459,824	$0		$110,331	(4)	$1,789,685
Executive Officer	2006		$286,442	$0	$128,917	$146,125	$0	$0		$409,531	(5)	$971,015
Rodney L. Underdown	2008		$295,619	$0	$104,790	$86,805	$249,722	$0		$79,849	(4)	$816,785
Chief Financial Officer,	2007		$266,773	$0	$59,768	$52,936	$155,050	$0		$40,743	(4)	$575,270
Secretary & Treasurer	2006		$234,181	$0	$29,115	$29,540	$60,654	$0		$33,837	(4)	$387,327
David J. Goadby(6)	2008		$342,570	$141,203	$101,446	$64,710	$258,781	$0		$54,691	(8)	$963,401
Vice President,	2007		$354,056	$150,315	$56,982	$41,111	$156,572	$28,000	(7)	$20,628	(8)	$807,664
Strategic Development	2006		$241,036	$0	$29,115	$20,055	$51,969	$196,345	(7)	$31,297	(8)	$569,817
Gerald J. Bucan	2008		$255,000	$0	$32,400	$23,915	$181,866	$0		$48,618	(4)	$541,799
General Manager & Vice President	2007	(9)	$37,783	$0	$5,400	$3,986	$22,707	$0		$3,596	(4)	$73,472
Ronald Bryan	2008		$248,071	$0	$154,105	$144,993	$209,684	$0		$81,731	(4)	$838,584
General Manager &	2007		$238,980	$0	$115,863	$111,124	$98,152	$0		$49,050	(4)	$613,169
Vice President	2006		$230,906	$0	$85,211	$87,720	$81,209	$0		$42,272	(4)	$527,318
Keith E. Clark	2008		$298,330	$0	$104,790	$86,805	$243,689	$0		$95,092	(4)	$828,706
General Manager &	2007		$253,513	$0	$59,768	$52,936	$167,441	$0		$46,385	(4)	$580,043
Vice President	2006		$241,728	$0	$29,115	$29,540	$86,679	$0		$43,775	(4)	$430,837

(1)
Restricted stock units ("RSUs") were issued pursuant to 2005 Plan. RSUs vest after three years, subject to a one year performance hurdle. This performance hurdle has been satisfied for units issued in 2008, 2007 and 2006. The value of the RSUs reflects the Company's accounting expense for these awards and does not correspond to the actual value that will be recognized by the named executives. For valuation information, see Note 11 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2008.

(2)
Options were granted pursuant to the 2005 Plan. Options are subject to a service-based vesting schedule. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. For valuation information, see Note 11 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2008.

(3)
Payments were made pursuant to the Company's Annual Incentive Plan. Under the AIP, incentive awards were paid to executives based on objectives relating to overall Company performance, business-unit performance and personal performance. Weighting of these components was based on the responsibilities of the executive. For 2006, Dr. Brisimitzakis was eligible to participate in the AIP but was paid an incentive award at the level guaranteed in his employment agreement.

(4)
Includes Company matching contributions and profit sharing contributions to the Company's qualified Savings Plan, Company provided life and disability insurance expense, and contributions to the Company's Restoration Plan. Additionally, beginning July 2007, amounts include an additional Company contribution to the Savings Plan equal to 1% of gross salary which was applied to purchase shares of Company common stock for those contributions into the 401(k) plan. See "NON-QUALIFIED DEFERRED COMPENSATION" table below and "OTHER ELEMENTS OF COMPENSATION—Restoration Plan" above for additional explanation of the Company's Restoration Plan.

(5)
Includes guaranteed AIP payment pursuant to Dr. Brisimitzakis' employment agreement for 2006, reimbursement of relocation expenses, Company-provided life and disability insurance expense, reimbursement for additional life insurance (under terms of his employment agreement), and Company matching and profit sharing contributions to the Company's Savings Plan and Restoration Plan as described in more detail under "OTHER ELEMENTS OF COMPENSATION" above.

(6)
Mr. Goadby is a resident of the United Kingdom. Amounts paid in local currency were converted to U.S. dollars based on average $/£ exchange rates of 1.8827, 2.0042 and 1.835 for 2008, 2007 and 2006, respectively. Mr. Goadby's bonus payments were made pursuant to his service agreement.

(7)
Based on the change in Mr. Goadby's accumulated benefit obligation from the prior year as discussed in more detail in the "PENSION BENEFITS" table. Due primarily to the exchange rate change from 1.9838 $/£ in 2007 to 1.4546 $/£ in 2008, Mr. Goadby's accumulated benefit obligation decreased in 2008 from 2007. In 2007, his accumulated benefit obligation was 1,191,000£ (or $2,363,000) and in 2008, his accumulated benefit obligation was 1,173,000£ (or $1,706,000). The change in compensation in U.S. dollar terms is a negative number and is recorded as zero for purposes of this table.

(8)
For 2008 and 2007, this amount includes a Company contribution to a defined contribution plan converted to U.S. dollars based on average $/£ exchange rates of 1.8827 and 2.0042, respectively. For 2006, this amount includes the value of a car and fuel allowance, and a Company contribution to a defined contribution plan converted to U.S. dollars based on average $/£ exchange rate of 1.835.

(9)
Mr. Bucan's employment with the Company commenced on November 12, 2007.

2005 Incentive Award Plan

        The 2005 Plan provides the Board and/or Compensation Committee of the Board with the discretion to provide for the award of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, performance awards, dividend equivalents, stock payments, deferred stock, restricted stock units and/or performance-based awards to eligible individuals. The Company established the Annual Incentive Plan under the 2005 Plan. The 2005 Plan is administered by the Compensation Committee, but it may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company. Notwithstanding the foregoing, the full Board of Directors administers the 2005 Plan with respect to awards made to non-employee directors.

        Any award granted under the 2005 Plan other than a stock option or other award in which the participant pays the intrinsic value of the award shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year) following the award date. The Compensation Committee may not accelerate vesting for such full value awards, except in the event of a change of control or the participant's death, disability or retirement.

        Performance awards may be granted pursuant to the 2005 Plan. Performance awards are performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code that represent rights to receive a cash payment contingent upon achieving certain performance goals established by the Compensation Committee. The maximum amount that may be paid to any participant pursuant to a performance award during any calendar year is $5,000,000. All equity and non-equity incentive awards granted in 2008, 2007 and 2006 were performance awards.

2001 Stock Option Plan

        Employees, consultants and directors of the Company and its subsidiaries were eligible to receive options under the 2001 Stock Option Plan. The Company granted non-qualified options to purchase common stock to certain management employees, including the named executive officers then employed in such capacity. The per share exercise price of many options was $1.40, which was equal to the recapitalization consideration per share of common stock (as adjusted to reflect changes in our capital structure following the date of grant). Options issued after the recapitalization were priced based on the estimated fair market value of the awards on those dates. Options granted to directors were vested immediately and options granted to officers and employees generally included a vesting schedule. For options granted under the 2001 Stock Option Plan following the Company's initial public offering, the vesting terms ranged from zero to three years. The term of the options is eight years and thirty days from the grant date. All vested options generally expire one year following the termination of an optionee's services, subject to certain exceptions. There were no awards made under the 2001 Stock Option Plan in 2006, 2007, or 2008. No additional awards will be made under the 2001 Stock Option Plan (pursuant to the terms of the 2005 Plan).

Employment Agreements

        Angelo C. Brisimitzakis.    Dr. Brisimitzakis entered into an employment agreement on May 11, 2006 to serve as the Company's President and Chief Executive Officer and a member of the Board of Directors. This agreement continues until age 65, unless earlier terminated as provided therein.

Dr. Brisimitzakis is paid a base salary and is eligible for the Company's AIP, with a target level of 80% of base salary, except that the 2006 AIP payment was paid at 45% of his annual base salary, a guaranteed minimum payout. Upon employment, he was also granted 25,000 restricted stock units and 100,000 non-qualified stock options. The restricted stock units vest three years following the grant date and the stock options vest 25% per year, starting one year from the grant date. If Dr. Brisimitzakis is terminated as a result of disability or without cause or if he resigns for good reason, he will be entitled to compensation under his employment agreement. The Company entered into a Change in Control Severance Agreement with Dr. Brisimitzakis providing for payments in the event of certain terminations of employment occurring after a change of control. See "POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL" table below. The Company also entered into a Restrictive Covenant Agreement, limiting activities of Dr. Brisimitzakis with respect to solicitation of employees and competition for a period of two years after termination.

        David J. Goadby.    Mr. Goadby was originally a party to a service agreement dated as of September 1, 1997 with Salt Union Limited, a subsidiary of the Company. That service agreement was replaced by a service agreement effective November 1, 2006 in connection with the change in Mr. Goadby's responsibilities to Vice President of Strategic Development, and provides for his employment through at least May 1, 2008. Mr. Goadby is paid a base salary and is eligible for employee incentive awards, and optional participation in Salt Union Limited's retirement plans. He was paid special bonus payments in both August 2007 and May 2008, which was the final special bonus payment due Mr. Goadby. The service agreement includes confidentiality, non-competition and non-solicitation provisions. In the event there is a change of control of Salt Union Limited, Mr. Goadby will be entitled to terminate the service agreement and receive a payment based on salary and medical insurance payments for twelve months and any remaining special bonus.

        Other agreements with named executive officers are discussed under "POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL" below.

 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (AIP) (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)
								Grant Date Fair Value of Stock and Option Awards (3)(5)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Angelo C. Brisimitzakis	3-10-08	$0	$480,000	$1,056,000	9,735	30,934	$55.12	$ $	536,593 537,014
Rodney L. Underdown	3-10-08	$0	$151,605	$333,531	2,540	8,071	$55.12	$ $	140,005 140,113
David J. Goadby(4)	3-10-08	$0	$155,653	$342,437	2,540	8,071	$55.12	$ $	140,005 93,059
Gerald J. Bucan(6)	—	$0	$127,500	$280,500	—	—	—		—
Ronald Bryan	3-10-08	$0	$125,334	$275,735	2,540	8,071	$55.12	$ $	140,005 140,113
Keith E. Clark	3-10-08	$0	$150,000	$330,000	2,540	8,071	$55.12	$ $	140,005 140,113

(1)
Awards under the Company's Annual Incentive Plan described in more detail above.

(2)
Awards under the Company's 2005 Plan.

(3)
These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. Dividend equivalents are paid with respect to shares subject to options and RSUs. This participation feature is included in the grant date fair value of each award. During 2008, Dr. Brisimitzakis received dividend equivalents of $40,872, $85,760 and $167,500 related to his 2008, 2007 and 2006 grants, respectively; Mr. Underdown received dividend equivalents of $10,664, $17,822 and $23,316 related to his 2008, 2007 and 2006 grants, respectively; Mr. Goadby received dividend equivalents of $10,664, $16,080 and $23,316 related to his 2008, 2007 and 2006 grants, respectively; Mr. Bryan received dividend equivalents of $10,664, $17,822, $35,778 and $34,036 related to his 2008, 2007, 2006 and 2005 grants, respectively; Mr. Bucan received dividend equivalents of $14,472 related to his 2007 grants; and Mr. Clark received dividend equivalents of $10,664, $17,822 and $23,316 related to his 2008, 2007 and 2006 grants, respectively. See Note 11 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 for valuation information.

(4)
Amounts of Estimated Future Payouts under the Non-Equity Incentive Plan Awards (AIP) are converted to U.S. dollars based on average $/£ exchange rates of 1.8827.

(5)
Grant Date Fair Value of Stock and Option Awards amounts can be based on different assumptions for different individuals. Items such as retirement eligibility and differing country-specific tax laws are some of the factors which can influence these differing assumptions.

(6)
Mr. Bucan's employment with the Company commenced November 12, 2007. The Company made plan-based awards to Mr. Bucan at that time in lieu of awards in 2008.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Angelo C. Brisimitzakis(1)
3/10/08	0	30,934	$55.12	3/10/15	9,735	$571,055
3/12/07	12,000	36,000	$33.44	3/12/14	16,000	$938,560
5/11/06	50,000	50,000	$26.52	5/11/13	25,000	$1,466,500
Rodney L. Underdown(1)
3/10/08	0	8,071	$55.12	3/10/15	2,540	$148,996
3/12/07	2,500	7,500	$33.44	3/12/14	3,300	$193,578
1/23/06	7,000	7,000	$25.69	1/23/13	3,400	$199,444
David J. Goadby(1)
3/10/08	0	8,071	$55.12	3/10/15	2,540	$148,996
3/12/07	2,250	6,750	$33.44	3/12/14	3,000	$175,980
1/23/06	7,000	7,000	$25.69	1/23/13	3,400	$199,444
Gerald J. Bucan
11/12/07	2,025	6,075	$36.00	11/12/14	2,700	$158,382
Ronald Bryan(1)(2)
3/10/08	0	8,071	$55.12	3/10/15	2,540	$148,996
3/12/07	2,500	7,500	$33.44	3/12/14	3,300	$193,578
1/23/06	10,750	10,750	$25.69	1/23/13	5,200	$305,032
11/16/05	16,125	5,375	$23.47	11/16/12	0	$0
6/30/03	8,628	0	$5.17	7/30/11	0	$0
Keith E. Clark(1)
3/10/08	0	8,071	$55.12	3/10/15	2,540	$148,996
3/12/07	2,500	7,500	$33.44	3/12/14	3,300	$193,578
1/23/06	7,000	7,000	$25.69	1/23/13	3,400	$199,444

(1)
Awards beginning in 2005 were made pursuant to the 2005 Plan. Option awards vest 25% per year. RSUs vest three years from date of grant and are subject to a one year performance hurdle which was satisfied for all RSUs awarded in 2008, 2007 and 2006.

(2)
Awards issued prior to 2005 were made pursuant to the Company's 2001 Stock Option Plan.

 OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Angelo C. Brisimitzakis	0	$0	0	$0
Rodney L. Underdown	0	$0	0	$0
David J. Goadby	0	$0	0	$0
Gerald J. Bucan	0	$0	0	$0
Ronald Bryan	0	$0	5,200	$270,712
Keith E. Clark	0	$0	0	$0

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit Obligation ($)	Payments During Last Fiscal Year ($)
Angelo C. Brisimitzakis	—	0	$0	$0
Rodney L. Underdown	—	0	$0	$0
David J. Goadby	Salt Union Limited Defined Benefit Pension Plan	34	$1,706,000	$0
Gerald J. Bucan	—	0	$0	$0
Ronald Bryan	—	0	$0	$0
Keith E. Clark	—	0	$0	$0

        Mr. Goadby, a resident of the U.K., is the only named executive officer covered by a defined benefit pension plan. This table shows the number of years of service credited to Mr. Goadby and the present value of accumulated benefits payable to Mr. Goadby under the Salt Union Limited Defined Benefit Plan determined using actuarial assumptions consistent with those used in the Company's financial statements. (See Note 7 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.) Mr. Goadby ceased active participation in the plan effective November 30, 2006 and, for that reason, his number of years of credited service in the plan is less than his years of service with the Company. Mr. Goadby began his employment with the Company on September 1, 1972 and has thirty-six years of total employment service. The accumulated benefit obligation was converted to U.S. dollars using a year-end exchange rate of 1.4546 $/£.

        Due primarily to the exchange rate change from 1.9838 $/£ in 2007 to 1.4546 $/£ in 2008, Mr. Goadby's accumulated benefit obligation decreased in 2008 from 2007. In 2007, his accumulated benefit obligation was 1,191,000£ (or $2,363,000) and in 2008, his accumulated benefit obligation was 1,173,000£ (or $1,706,000).

 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Angelo C. Brisimitzakis	$139,646	$89,557	$(77,331)	0	$334,714
Rodney L. Underdown	$11,195	$17,645	$(28,667)	0	$67,954
David J. Goadby	$0	$0	$0	0	$0
Gerald J. Bucan	$9,494	$4,749	$74	0	$14,317
Ronald Bryan	$7,117	$19,693	$2,168	0	$90,733
Keith E. Clark	$18,533	$22,415	$(198,817)	0	$692,043

(1)
Represents amounts credited to the employee's account during 2008 without regard to the year that the contribution was earned. Registrant contributions shown above differ from the registrant contributions accrued during 2008 as reflected in "All Other Compensation" in the "SUMMARY COMPENSATION" table.

        The Company's U.S.-based executive officers are eligible to participate in the Company's Restoration Plan. The Restoration Plan allows key U.S. employees to defer a portion of their base salary and/or their non-equity incentive plan compensation into a retirement plan that provides Company-matching contributions, profit sharing contributions and investment options consistent with the Company's qualified Savings Plan, as elected by the employee. Under the Restoration Plan, executives may defer compensation in excess of the limits imposed by Internal Revenue Service regulations and their accounts are credited with this elective deferral amount plus an amount equal to the matching and profit sharing contributions that would have been made under the Company's Savings Plan but for Internal Revenue Service limits.

 POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into agreements providing for payments upon termination or a change in control with each of the current named executive officers. The following table shows the potential payments upon an assumed termination on December 31, 2008 under different circumstances:

Name	Event	Amount(1)
Angelo C. Brisimitzakis	General termination of employment as a result of disability(2)	$377,062	(3)
	General termination of employment without cause or for good reason(4)	$8,750,228	(5)
	Qualifying termination after change in control(6)	$9,727,839	(7)
Rodney L. Underdown	Qualifying termination after change in control(8)	$2,093,244	(7)
David J. Goadby	Termination at executive's election after change of control(9)	$1,866,610	(10)
Gerald J. Bucan	Qualifying termination after change in control(8)	$1,022,654	(7)
Ronald Bryan	Qualifying termination after change in control(8)	$3,421,865	(7)
Keith E. Clark	Qualifying termination after change in control(8)	$2,111,112	(7)

(1)
Totals do not include amounts earned or benefits accumulated due to continued service by the NEOs through December 31, 2008, including vested stock options and the Restoration Plan deferred compensation balances, all as detailed in the preceding tables.

(2)
For purposes of Dr. Brisimitzakis' employment agreement, "Disability" occurs when Dr. Brisimitzakis is unable to perform the essential functions of his position, with or without reasonable accommodation, for more than 30 consecutive days after reaching maximum medical improvement.

(3)
Based on 60% of then-current base salary for twelve months and entitlement to participate in then-applicable health care plan at the regular employee contribution rate for a period of 18 months following termination (or, if continued participation is not allowed, then the Company shall provide such benefits on the same after-tax basis).

(4)
For purposes of Dr. Brisimitzakis' employment agreement, "Cause" means, in Company's good faith belief, any of the following: (i) the conviction of Executive of or plea of guilty or no contest by Executive to, a felony or misdemeanor involving moral turpitude; (ii) the indictment of Executive for a felony or misdemeanor under the federal securities laws; (iii) the willful misconduct or gross negligence by Executive resulting in material harm to Company or any Company subsidiary; (iv) fraud, embezzlement, theft, or dishonesty by Executive against Company or any Company subsidiary, or willful violation by Executive of a policy or procedure of Company, resulting in any case in material harm to Company; (v) material breach of any Confidentiality Agreement or obligation and/or material breach of any Restrictive Covenant Agreement or similar agreement by and between Executive and Company; or (vi) material or intentional falsification of any Company record. Under this agreement, Executive shall have "Good Reason" to terminate this agreement and his employment in the event of: (i) a material adverse change in Executive's duties, in Executive's reporting structure (except if Company appoints a non-executive Chairman, in which case Executive shall not have Good Reason unless such appointment occurs after a Change in Control, as defined in Executive's separate Change in Control Severance Agreement), or in Executive's responsibilities (as set forth herein or as the same may be altered from time to time thereafter); (ii) any reduction in Executive's Base Salary (as set forth in the agreement or as the same may be altered from time to time), except as provided in the agreement; (iii) Company's relocation of Executive more than fifty miles from Executive's primary office location (initially Overland Park, Kansas) and more than fifty miles from Executive's principal residence; or (iv) Company's sale to an entity that is not publicly traded or that results in the Company no longer being a publicly traded entity.

(5)
If the Company terminates Dr. Brisimitzakis' employment without Cause, of if Dr. Brisimitzakis terminates employment with Good Reason, then Executive shall receive a lump sum payment payable within 30 days following termination of employment equal to accrued compensation plus the lesser of (a) an amount equal to two times the Executive's highest annual Base Salary during the twelve month period immediately before such termination or (b) the Base Salary that would be paid to Executive if he continued employment to age 65. Executive is also entitled to reimbursement, up to a maximum of eighteen months, for premium payments for any elected COBRA coverage Executive elects, if any, and immediate vesting of all stock options and/or restricted stock units granted through the date of termination, regardless of the provisions of any other agreement.

(6)
In Dr. Brisimitzakis' Change in Control Severance Agreement, "Qualifying Termination" means a termination of Executive's employment during the Termination Period (i) by Company other than for Cause or (ii) by Executive for Good Reason. "Termination Period" means a period of two years after a Change in Control. Both "Cause" and "Good Reason" are defined in Dr. Brisimitzakis' employment agreement. (See note (4) above.) Although defined more specifically in the Change in Control Severance Agreement, "Change of Control" generally means the occurrence of (i) a transaction whereby any person acquires more than 50% of the total combined voting power of the Company, (ii) a significant change in at least two-thirds of the composition of the Board over a consecutive two year period, or (iii) the consummation of (A) a merger, consolidation, reorganization or business combination, (B) sale or other disposition of substantially all of the Company's assets, or (C) the acquisition of assets or stock of another entity that results in a change in control as defined, in each case with certain exceptions.

(7)
Based on two times the sum of (A) Executive's highest annual rate of base salary during the twelve month period immediately before the Date of Termination plus (B) the higher of (x) Executive's average AIP award over the three prior complete fiscal years or (y) Executive's annual target AIP award for the fiscal year in which the Date of Termination occurs and the value of continued participation in medical, dental, accident, disability, and life insurance benefit plans for eighteen months, and assumes immediate vesting of options and RSUs pursuant to the applicable award agreements.

(8)
For purposes of the Change in Control Severance Agreement, "Qualifying Termination" means a termination of Executive's employment during the Termination Period (i) by Company other than for Cause or (ii) by Executive for Good Reason. "Termination Period" means a period of two years after a Change in Control. "Cause" means Executive's (i) conviction of, or plea of guilty or nolo contendere to, a felony or misdemeanor involving moral turpitude, (ii) indictment for a felony or misdemeanor under the federal securities laws, (iii) willful misconduct or gross negligence resulting in material harm to the Company, (iv) willful breach of Executive's duties or responsibilities herein or of the separate Restrictive Covenant Agreement as defined, (v) fraud, embezzlement, theft, or dishonesty against the Company or any Subsidiary, or (vi) willful violation of a policy or procedure of the Company resulting in any case in material harm to the Company. "Good Reason" means, without Executive's express written consent, the occurrence of any of the following events within two years after a Change in Control: a material adverse change in Executive's duties or responsibilities as of the Change in Control (or as the same may be increased from time to time thereafter); provided, however, that Good Reason shall not be deemed to occur upon a change in Executive's reporting structure, upon a change in Executive's duties or responsibilities that is a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph, or upon a change in Executive's duties or responsibilities that is part of an across-the-board change in duties or responsibilities of employees at Executive's level; any reduction in Executive's annual base salary or annual target or maximum annual incentive award opportunity in effect as of the Change in Control (or as the same may be increased from time to time thereafter); provided, however, that Good Reason shall not include such a reduction of less than 10% that is part of an across-the-board reduction applicable to employees at Executive's level; Company's (A) relocation of Executive more than fifty miles from Executive's primary office location and more than fifty miles from Executive's principal residence as of the Change in Control or (B) requirement that Executive travel on Company business to an extent substantially greater than Executive's travel obligations immediately before such Change in Control; a reduction of more than 10% in the aggregate benefits provided to Executive under the Company's employee benefit plans, including but not limited to any "top hat" plans designated for key employees in which Executive is participating as of the Change in Control; any purported termination of Executive's employment without notice; or the failure of the Company to obtain a required assumption agreement from any successor.

(9)
Pursuant to the terms of his service agreement, Mr. Goadby received a special bonus payment of £75,000 in both August 2007 and May 2008, which was the final special bonus payment due Mr. Goadby.

(10)
Based on Mr. Goadby's base salary and medical insurance benefit calculated over a twelve month period and assumes immediate vesting of options and RSUs pursuant to the applicable award agreements.

 2008 DIRECTOR COMPENSATION

        The table below summarizes the total compensation earned or paid by the Company to directors who were not executive officers during 2008.

	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($) (2)(3)	Total ($)
Vernon G. Baker, II(4)	$45,000	$50,000	$95,000
Bradley J. Bell	$45,275	$50,000	$95,275
David J. D'Antoni	$42,637	$50,000	$92,637
Richard S. Grant	$60,000	$50,000	$110,000
Perry W. Premdas	$49,725	$50,000	$99,725
Allan R. Rothwell	$40,000	$50,000	$90,000
Timothy R. Snider	$44,863	$50,000	$94,863

(1)
Includes amounts deferred under the Directors' Deferred Compensation Plan.

(2)
These amounts were deferred under the Directors' Deferred Compensation Plan. These amounts represent the grant date fair value recognized in accordance with FAS 123(R) for stock units granted and represent each director's right to receive the Company's common stock upon their departure from the Board for any reason. The grant date fair value recognized is equivalent to the equity portion of each director's compensation of $50,000. The number of stock units granted was based upon the ending market value of the Company's common stock at each quarterly grant date. All stock units were vested at the grant date.

(3)
Mr. Grant holds 37,367 unexercised options to purchase the Company's common stock as of the end of the fiscal year. There were no other unexercised options or unvested stock awards outstanding as of the end of the fiscal year.

(4)
Vernon G. Baker, II resigned from the Board effective December 31, 2008. Allan R. Rothwell replaced Mr. Baker as Chairman of the Environmental Health and Safety Committee.

        In 2008, each non-employee director received (1) an annual cash retainer of $40,000 per year, plus additional amounts for serving as a committee chair or Lead Independent Director, which amounts may be received either in cash or deferred into the Directors' Deferred Compensation Plan at the election of the director; and (2) an equity award of $50,000 per year, which amount may be deferred into the Directors' Deferred Compensation Plan or taken in shares of Company common stock. The Company paid non-employee directors the following additional compensation in 2008 for serving as committee chairs and Lead Independent Director: The Audit Committee Chair received $15,000 per year, the Compensation Committee Chair received $7,500 per year, other committee chairs received $5,000 per year, and the Lead Independent Director received $15,000 per year. These non-employee director amounts for serving as a committee chair or Lead Independent Director were the same for 2007 and 2006. Under the Compass Minerals International, Inc. Directors' Deferred Compensation Plan as amended, adopted effective October 1, 2004, non-employee directors may defer all or a portion of the fees payable for their service, which deferred fees are converted into units equivalent to the value of the Company's common stock. Additionally, as dividends are declared on the Company's common stock, these units are entitled to accrete dividends in the form of additional units based on the high and low stock price on the dividend payment date. Accumulated deferred units are distributed in the form of Company common stock following resignation from the Board. Each non-employee member of the Board of Directors is required to obtain ownership in Company stock (or its equivalent) equal to five times the annual cash retainer, which amount is to be achieved within five years of joining the Board of Directors, and maintain at least five times the annual cash retainer in stock ownership (or its equivalent) while on the Board of Directors.

        On November 5, 2008, the Board of Directors approved changes to the compensation for non-employee members of the Board of Directors, effective January 1, 2009 as follows: (1) the cash retainer is increased from $40,000 to $50,000 per year, (2) the equity award is increased from $50,000 to $60,000 per year, and (3) the additional compensation paid for serving as committee chairs and Lead Independent Director increased to the following amounts: the Environmental Health & Safety and the Nominating and Corporate Governance Committee chairs will receive $7,500 per year, and the Lead Independent Director will receive $20,000 per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of Timothy R. Snider (chair), David J. D'Antoni, Perry W. Premdas and Allan R. Rothwell. None of these individuals is or has ever been an officer or employee of Compass Minerals. During 2008, no executive officer of Compass Minerals served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or Compass Minerals' other directors are affiliated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Compass Minerals and persons who own more than 10% of Compass Minerals' common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Compass Minerals' common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish Compass Minerals with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and Compass Minerals is required to disclose in this proxy statement any late filings or failures to file.

        Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Compass Minerals and written representations from certain reporting persons that no additional reports were required, Compass Minerals believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2008.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

        The Board of Directors has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and "related persons" (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company's outstanding stock). The policy covers any related-person transaction that meets or is near the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

        The Company's Nominating/Corporate Governance Committee (the "Governance Committee") will review the material facts of all proposed related-party transactions. In determining whether to approve or ratify a related-party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director shall participate in any discussion, approval or ratification of any related-party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related-party transaction to the Governance Committee. If a related-party transaction will be ongoing, the Governance Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related party. Thereafter, the Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to determine whether they are in compliance with the Governance Committee's guidelines and that the related-party transaction remains appropriate.

OTHER MATTERS

        We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

        Under SEC rules, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to receive a separate proxy card or voting instruction card.

        The Company is not householding this year for those stockholders who hold their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly and you would each like to start householding for the Company's annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: Secretary.

        This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy, please contact us at Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: Secretary, or by telephone at 913-344-9200, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company's disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

        If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

 ADDITIONAL FILINGS AND INFORMATION

        The Company's Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at www.compassminerals.com. Additional copies of the Company's annual report to stockholders are available upon a written request to the Company at Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: Secretary.

Proxy Solicitation

        Compass Minerals will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Compass Minerals will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2010 Annual Meeting

        Any stockholder who intends to present a proposal at the annual meeting in 2010 must deliver the proposal to Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: Secretary

  •
  if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, not later than November 30, 2009;

  •
  if the proposal is submitted pursuant to Compass Minerals' by-laws (in which case we are not required to include the proposal in our proxy materials), not later than the close of business on February 5, 2010 nor earlier than the close of business on January 6, 2010. However, if the 2010 annual meeting is more than thirty (30) days before or after the anniversary of the 2009 annual meeting, then to be timely the stockholder notice must be delivered to the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

By order of the Board of Directors,

Vice President, Chief Financial Officer, Secretary and Treasurer

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.   ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR the Directors and FOR Proposal 2.

1. Election of Directors:	For	Withhold

01 - David J. D’Antoni	☐	☐

	For	Withhold

02 - Perry W. Premdas	☐	☐

	For	Withhold

03 - Allan R. Rothwell	☐	☐

	For	Against	Abstain

2. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2009.	☐	☐	☐

B   Non-Voting Items

Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on certificate and mail this proxy promptly in the enclosed paid envelope. When signing in representative capacity, insert title and attach papers showing authority unless already on file with the corporation.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

31AV0214131

<STOCK#>           010Z1A

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COMPASS MINERALS INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2009

The undersigned hereby appoints RODNEY L. UNDERDOWN, ANGELO C. BRISIMITZAKIS, and TIMOTHY R. SNIDER and each of them, with full power of substitution, proxies of the undersigned to vote my shares of Common Stock of Compass Minerals International, Inc., at the Company’s annual meeting of stockholders to be held at the Doubletree Hotel Overland Park-Corporate Woods, 10100 College Blvd., Overland Park, Kansas 66210-1462 on Wednesday, May 6, 2009, at 9:00 a.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the annual meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any postponement or adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposal 2.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

QuickLinks

COMPASS MINERALS INTERNATIONAL, INC. 9900 West 109th Street, Suite 600 Overland Park, Kansas 66210
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 6, 2009
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 6, 2009. The Company's Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2008 is also available at http://www.proxydocs.com/cmp.
COMPASS MINERALS INTERNATIONAL, INC. 9900 West 109th Street, Suite 600 Overland Park, Kansas 66210
2009 PROXY STATEMENT
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES.
NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING
CLASS I DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING
CLASS II DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE AT THE 2011 ANNUAL MEETING
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
CORPORATE GOVERNANCE GUIDELINES
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR 2009.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY
HOW WE DETERMINE COMPENSATION
ELEMENTS OF COMPENSATION
OTHER ELEMENTS OF COMPENSATION
OTHER COMPENSATION POLICIES AND AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008
OPTION EXERCISES AND STOCK VESTED IN 2008
PENSION BENEFITS
NON-QUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
2008 DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
OTHER MATTERS
ADDITIONAL INFORMATION
ADDITIONAL FILINGS AND INFORMATION